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                       REAL ESTATE PURCHASE AND SALE AGREEMENT



    THIS AGREEMENT is entered into as of the 24 day of July 1996 ("Effective Date"), between MIAMI GARDENS ASSOCIATES, a New Jersey general partnership, having an office at c/o Stiles Realty, 6400 N. Andrews Avenue, Ft. Lauderdale, Florida 33309-2114 ("Seller"), and BASIC ACQUISITIONS INC., a Delaware corporation, having a mailing address at 7850 N.W. 146th Street, Suite 308, Miami Lakes, FL 33016 ("Purchaser").

    1. PURCHASE AND SALE. In consideration of their mutual covenants set forth in this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, for the Purchase Price (as hereinafter defined) and on the terms and conditions set forth herein, the following:

         (a) All of the land (the "Real Estate") situated at the Northeast corner of Miami Gardens Drive and N.W. 87th Avenue, Miami, Dade County, Florida, more particularly described on EXHIBIT "A" attached hereto and made a part hereof (less and except the Chevron Parcel as defined in Section 3 hereof if conveyed by Seller prior to the Closing [as hereinafter defined]), and commonly known as the "Garden Square Shopping Center" together with all right, title, and interest of Seller in and to all open or proposed highways, streets, roads, avenues, alleys, easements, strips, gores and rights-of-way in, on, across, in front of, contiguous to, abutting or adjoining the Real Estate. The Real Estate does not include the outparcels previously conveyed to McDonald's Corp. and to Chevron, USA, Inc. and the outparcel to be conveyed to Chevron, USA, Inc.

         (b) All structures, buildings, improvements and fixtures, including without limitation all equipment and appliances, located on or used in connection with the operation or occupancy of the Real Estate, such as heating and air-conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, trash disposal or other services all to the extent owned by Seller and located on the Real Estate ("Improvements").

         (c) All personal property owned by Seller and located on or in the Real Estate or Improvements or used in connection with the operation and maintenance of the Real Estate or Improvements ("Personal Property").

         (d) Seller's interest in all leases and other agreements to occupy the Real Estate and/or the Improvements, or any portion thereof, as amended from time to time, including any sublease of which Seller has knowledge and any concession, license, or kiosk agreements entered into by Seller, including any modifications and amendments thereto and all enforceable waivers, approvals, and/or consents given by Seller or the tenant thereunder which modify or amend the terms thereof, in effect on the date of Closing (as hereinafter defined) (all such leases, subleases, and agreements being sometimes collectively referred to herein as "Leases").

         (e) Seller's interest in all service agreements or other contracts, written or oral (collectively the "Service Contracts"), in effect at Closing and which are not terminated as hereinafter provided, and which in any way relate to the Premises (as hereinafter defined).

         (f) Seller's interest in all equipment leases (the "Equipment Leases") and all rights of Seller thereunder relating to equipment or property located upon the Premises, in effect at Closing.

         (g) All intangible property owned by Seller and used in connection with the Real Estate, Improvements and Personal Property, including all trademarks and trade names used in connection with any part of the Real Estate and Improvements, all hereditaments, privileges, tenements, and appurtenances belonging to the Real Estate, and all assignable licenses, permits, and warranties now in effect, and which are not expired as of the Closing, with respect to the Real Estate, Improvements and Personal Property, ("Intangible Property"),


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copies of all records and correspondence in the possession or control of Seller or any property manager of Seller required in Purchaser's reasonable opinion for the operation of the Real Estate and Improvements including but not limited to all those related to ad valorem taxes and any reductions or protests thereof, tenants, services, maintenance, repairs, capital improvements, booklets and manuals, and advertising materials, all of Seller's interest in the name by which the Real Estate and Improvements is presently known together with the good will appurtenant thereto and all of Seller's interest in all building plans, architectural and engineering plans, site plans, traffic studies and marketing studies prepared by third parties for Seller.

         (h) All of Seller's interest in (1) all the reciprocal easement agreements, operating agreements and similar easements and agreements and all amendments and modifications thereto and all enforceable waivers, approvals, consents, and notifications given thereunder which amend or modify the terms thereof, relating to the Real Estate and Improvements (the "Operating Agreements") and (2) all other agreements and ground leases and all amendments and modifications thereto and all enforceable waivers, approvals, consents, and modifications given thereunder which amend or modify the terms thereof, in either case between, or binding upon, Seller on the one hand and any tenant on the other hand relating to the Real Estate and Improvements or any part thereof (the "Other Agreements").

    The Real Estate, Improvements, Personal Property, Leases, Service Contracts, Equipment Leases, Intangible Property, Operating Agreements, and Other Agreements are sometimes collectively referred to herein as "Premises".

    EXCEPT FOR THOSE COVENANTS, REPRESENTATIONS, AND WARRANTIES SET FORTH IN THIS AGREEMENT AND/OR IN ANY DOCUMENTS EXECUTED AND DELIVERED BY SELLER PURSUANT TO THIS AGREEMENT, PURCHASER IS ACQUIRING THE PREMISES "AS IS" WITH ALL FAULTS, AND WITHOUT WARRANTY OR REPRESENTATION BY SELLER, EXPRESS OR IMPLIED.

    2. PURCHASE PRICE; EARNEST MONEY DEPOSIT. The purchase price for the Premises shall be Nine Million Six Hundred Fifty Thousand and No/100 ($9,650,000.00) Dollars ("Purchase Price"). The Purchase Price shall be payable as follows:

         (a) Simultaneous with the execution of this Agreement, Purchaser shall deposit with the Escrow Agent (as hereinafter defined) One Hundred Thousand and No/100 ($100,000.00) Dollars (the "Initial Deposit"). In the event the Purchaser does not terminate this Agreement in accordance with section 5 of this Agreement, Purchaser shall, within five (5) business days after the completion of the Due Diligence Period (as hereinafter defined), deliver to the Escrow Agent an additional sum of One Hundred Thousand and No/100 ($100,000.00) Dollars (the "Second Deposit"). The Initial Deposit and the Second Deposit, as same shall exist from time to time, along with all interest earned thereon sometimes hereinafter individually and collectively referred to as the "Earnest Money Deposit".

              Escrow Agent is authorized and agrees to promptly deposit the Earnest Money Deposit in a money market account or repurchase agreement as is selected by Purchaser and Seller for their benefit with all interest thereon accruing to whomever the Earnest Money Deposit is applied to the benefit of pursuant to the terms of this Agreement. Escrow Agent shall hold and disburse the Earnest Money Deposit as well as any other funds which may be delivered to it pursuant to this Agreement or subsequent written agreement of the parties, in accordance with the terms and conditions of this Agreement or any such subsequent agreement. In the event of doubt as to its duties or liabilities under the provisions of this Agreement, Escrow Agent may in its sole discretion continue to hold the Earnest Money Deposit until the parties mutually agree to disbursement thereof, or until a court of competent jurisdiction shall determine the rights of the parties thereto, or it may deposit all the monies then held pursuant to this Agreement with the Clerk of the Circuit Court of Dade County, Florida, and, upon notifying all parties concerned of such action, all future liability on the part of Escrow Agent shall fully terminate. In the event of any suit between Purchaser and Seller wherein Escrow Agent is made a party by virtue of acting as such hereunder, or in the event of any suit wherein Escrow Agent interpleads the subject


                                         -2-

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matter of this escrow, Escrow Agent shall be entitled to recover reasonable attorneys' fees, reasonable paralegal charges and other reasonable costs incurred, said fees and costs to be charged and assessed as court costs in favor of the prevailing party (notwithstanding that Escrow Agent may represent itself in such proceeding). All parties agree that Escrow Agent shall not be liable to any party or person whomsoever for misdelivery to Purchaser or Seller of the Earnest Money Deposit, unless such misdelivery shall be due to willful breach of this Agreement or gross negligence on the part of Escrow Agent. Seller acknowledges that the Escrow Agent acts in the capacity of counsel to Purchaser and waives any objection that it may have with regard to its acting in either capacity. A copy of all letters delivered or mailed by the Purchaser or Seller to the Escrow Agent pursuant to this Agreement shall be sent or delivered simultaneously to the other party to this Agreement. Nothing herein contained shall prohibit Escrow Agent from acting as the attorney for Purchaser with regard to this Agreement and in any litigation between Purchaser and Seller.

         (b) Purchaser shall acquire the Property subject to an existing first mortgage encumbering the Premises (the "Existing Mortgage") held by Life Investors Insurance Company of America (the "Mortgagee"), which Existing Mortgage has a present principal balance of approximately Six Million Seven Hundred Fifty-Six Thousand and No/100 ($6,756,000.00) Dollars. The Purchaser shall assume and agree to pay the Existing Mortgage and all obligations under all existing documents relating to the Existing Mortgage loan, provided the Mortgagee consents to such assumption. Notwithstanding anything in this Agreement to the contrary, Purchaser's obligation to assume the Existing Mortgage shall be contingent upon the Existing Mortgage being a non-recourse loan and that the Purchaser shall not be required to assume any personal liability under the Existing Mortgage loan by virtue of such assumption, except for carve-out provisions presently contained in the Existing Mortgage.

         (c) Not later than 3:00 p.m., Eastern Daylight Time, on the Closing Date (as hereinafter defined), Purchaser shall cause to be wired to the Escrow Agent the sum necessary (i) to pay the holders of any mortgages (except for the Existing Mortgage), liens, and security interests against the Premises the amounts necessary to pay them off and obtain satisfactions or releases of lien, and (ii) to make the total consideration paid (including the amounts in clause
(i)) to or for the account of Seller at Closing equal to the Purchase Price, less the balance due and owing on the Existing Mortgage, plus or minus prorations and adjustments as hereinafter provided, in accordance with escrow instructions executed by Seller and Purchaser ("Escrow Instructions").

    3. SALE OF CHEVRON PARCEL. Purchaser hereby acknowledges that Seller has entered into, or may enter into after the execution of this Agreement, an agreement to sell to Chevron, USA, Inc. or its affiliate ("Chevron") that portion of the Real Estate described in the attached EXHIBIT "A-1" (the "Chevron Parcel"). Said agreement shall be substantially in accordance with the form attached hereto and marked EXHIBIT "A-2" (the "Chevron Agreement"). Subject to Seller obtaining the unconditional written consent from all tenants whose consent is required by the terms and conditions of their respective lease agreements with Seller and the compliance by Seller with the requirements of all requisite governmental agencies with regard to such sale, Purchaser hereby consents to the sale of the Chevron Parcel to Chevron. Notwithstanding anything herein to the contrary, so long as Chevron is ready, willing, and able to acquire the Chevron Parcel within one (1) year of the Closing, Purchaser agrees to sell the Chevron Parcel to Chevron, provided that in no event is the Purchaser to bear any portion of the costs of such sale (including but not limited to reasonable attorneys' fees), it being agreed that Purchaser shall in no event incur any costs associated with such sale, and if the Chevron Parcel is sold after Closing, the net proceeds from such sale or if the same are required to be paid to the Mortgagee or any other person an amount equal to the net proceeds shall be paid by Purchaser to Seller within ten (10) days of the closing on the Chevron Parcel. The parties hereto agree that the value of the Chevron Parcel (as between Seller and Purchaser) is the sales price of the Chevron Parcel as shown in the Chevron Agreement, and the Seller agrees to indemnify and save Purchaser harmless from any income tax Purchaser may become obligated for as a result of the sale of the Chevron Parcel from Purchaser to Chevron as a result of the foregoing. If the closing of the Chevron Parcel occurs prior to the Closing, Seller may execute and deliver to Chevron or its assignee or designee a deed to the Chevron Parcel and all such other documents as may reasonably be required to consummate such sale and the net proceeds shall be either retained by Seller or applied to reduce the Existing


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Mortgage balance.  If, however, such sale occurs after the Closing, the
Purchaser shall execute and deliver to Chevron or its assignee or designee a deed to the Chevron Parcel and all such other documents as may be reasonably required to consummate such sale, including such documents to further assure Seller's obtaining the net proceeds from such sale of the Chevron Parcel.
Should the closing of the Chevron Parcel occur before or after the Closing of this Agreement, Seller will obtain all tenants' consents required by the Chevron Agreement.

    4.   CLOSING.

         (a) The consummation of the purchase and sale of the Premises ("Closing") shall take place at the offices of Fowler, White, Burnett, Hurley, Banick & Strickroot, P.A., 100 Southeast Second Street, 17th Floor, Miami, Florida 33131, on November 15, 1996 (the "Closing Date"), unless such date is extended according to the provisions of Sections 6 or 13 of this Agreement or by written agreement signed by the parties.

         (b) The Purchase Price shall be paid and all documents necessary for the consummation of this transaction shall be executed and delivered on or prior to the Closing Date, and Seller shall deliver possession of the Premises to Purchaser, subject to the rights of tenants under existing leases and leases approved by Purchaser or permitted by this Agreement.

         (c) At or prior to Closing, Seller shall deliver the following documents to the Escrow Agent, in each case the document shall be dated, executed by authorized representatives of Seller, and acknowledged, where required:

              (1) A Special Warranty Deed in the form attached hereto as EXHIBIT "B";

              (2)  A Bill of Sale in the form attached hereto as EXHIBIT "C";

              (3)  An Assignment and Assumption of Leases;

              (4) An Assignment and Assumption of Service Contracts and Equipment Leases;

              (5)  An Assignment and Assumption of Intangible Property;

              (6) Letters to tenants at the Real Estate instructing the tenants to pay rent at the direction of Purchaser and to recognize Purchaser as landlord under their respective Leases;

              (7) Originals of all Leases in Seller's possession, together with a Certificate of Rent Roll;

              (8) An estoppel certificate, in form substantially in accordance with EXHIBIT "D" attached hereto, executed by Blockbuster Video, Publix and Eckerd Drugs ("Anchor Tenants") and by other tenants occupying at least ninety percent (90%) of the rentable space in the Premises not occupied by the Anchor Tenants, provided that such other tenants must include Lakes Pre-School, Allstate Insurance Company (provided that if an estoppel certificate from Allstate Insurance Company is not delivered at closing, Seller shall execute and deliver an estoppel certificate to Purchaser at Closing with respect to the Allstate lease which shall be substantially similar to the estoppel certificate set forth in Exhibit "D" hereto but which shall be based upon Seller's best knowledge and belief) and Lady of America ("Required Tenants"); provided further, that estoppel certificates containing only non-material exceptions, qualifications or modifications shall be deemed to be in accordance with EXHIBIT "D", except that Anchor Tenants may utilize their own form of estoppel certificate customarily utilized by them in lieu of the form set forth on EXHIBIT "D," and such Anchor Tenant's form shall be acceptable to Purchaser unless it discloses a material adverse exception(s), qualification(s), or modification(s). Failure by Seller to obtain any estoppel certificates shall not constitute a default by Seller under this Agreement, provided Seller exercises reasonable efforts and due diligence in attempting to obtain same. Should Seller not


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obtain the requisite estoppel certificates as provided for in this subparagraph
4(c)(8), Purchaser, at its sole option, shall have the right to cancel this Agreement;

              (9) An affidavit sworn by an officer of Seller to the effect that Seller is not a "foreign person" as that term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, which affidavit shall be in such form as may be prescribed by federal regulations;

              (10) Termination statements terminating, as of the date of Closing, all Service Contracts and management and leasing contracts relating to the Improvements which Purchaser has decided, in its sole discretion, to terminate, and instructs Seller to terminate by written notice delivered to Seller at least sixty (60) days prior to the Closing;

              (11) Certified copies of, as applicable (i) the partnership agreement (if such partnership agreements exist) of Seller and each partnership that is a partner of Seller or a partner of a partner of Seller, (ii) the articles of incorporation of all corporations which are partners of partners,
(iii) the Articles of Incorporation of Seller, (iv) partnership and corporate resolutions authorizing this transaction, (v) incumbency certificates, all showing the authority of the Seller to consummate the transaction contemplated by the agreement, and (vi) certificates of good standing issued by the state authority licensing any entity aforedescribed evidencing said entity to be in good standing as of the Effective Date and to a date as close as practicable to the Closing Date;

              (12) Assumption documents from the Mortgagee for assumption by Purchaser of the Existing Mortgage. Failure of Seller to obtain said documents from the Mortgagee shall not constitute a default by Seller under the Agreement; and

              (13) Should the closing of the Chevron Parcel occur prior to the Closing of this Agreement, Seller shall provide Purchaser, at the closing of the Chevron Parcel, with originals (except that if originals have been previously delivered to Chevron USA, in which event copies) of all tenants' consents to the sale of the Chevron Parcel. In the event the Closing of this Agreement shall occur prior to the closing of the Chevron Agreement, at the Closing of this Agreement Seller shall deliver to Purchaser the original tenants' consents to the sale of the Chevron Parcel then in Seller's possession.

The forms of all such documents shall be delivered to Purchaser at least ten
(10) days prior to the Closing Date.

    5.   CONDITIONS TO CLOSING.

         A. In addition to all other conditions to the completion of the transaction described in this Agreement, Seller and Purchaser agree that the Closing is subject to satisfaction, approval or waiver by Purchaser of the following conditions on or before the expiration of forty-five (45) days from the Effective Date ("Due Diligence Period"):

              (a) Inspection and approval of the physical condition and use of the Premises, at Purchaser's sole cost, including without limitation, the availability of access, utility services, zoning, environmental risks, engineering and soil conditions. For the purpose of conducting physical inspections, Seller agrees to provide Purchaser and its authorized agents, accompanied by a representative of Seller, reasonable access to the Premises at all reasonable times on business days during the Due Diligence Period, and Purchaser shall conduct such inspections in a manner not disruptive to tenants or to the operation of the Premises. Purchaser agrees to indemnify and save Seller harmless from and against any and all claims, costs, expenses, and liabilities, including reasonable attorney's fees, arising out of or by reason of any entry upon the Premises or the inspections and testing by Purchaser or Purchaser's agents. Further, prior to commencing such inspections and testing, Purchaser or its agents performing such inspections, shall furnish to Seller certificates of insurance evidencing general liability insurance coverage in reasonable amounts insuring against such risks.


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              (b)  Inspection and approval of documents, contracts, reports and studies related to the Premises, including without limitation, all Leases, Lease files, contracts, reports, studies and the documentation described in attached EXHIBIT "E" (collectively "Seller's Disclosure Documentation"), all of which shall be made available to Purchaser at the Premises or at the office of Seller's property manager for the Premises ("Property Manager") at reasonable times for inspection and copying by Purchaser at Purchaser's expense. Except as set forth in Section 7 of this Agreement, none of Seller's Disclosure Documentation shall be deemed or constitute a representation or warranty of Seller. In the event that this transaction is not closed for any reason, then Purchaser shall refrain, and shall cause its agents, representatives and accountants to refrain, from disclosing all such information to any other party. Except for such disclosure as may be required under applicable law, and further deliver to Seller all of Seller's Disclosure Documentation in the possession of Purchaser.

              (c) Seller obtains and furnishes to Purchaser written confirmation that the Mortgagee will consent to the Purchaser acquiring title to the Premises and assuming the Existing Mortgage and such other documents that relate to the Existing Mortgage loan, without amendment or modification. Seller agrees to exercise reasonable due diligence in attempting to obtain Mortgagee's consent regarding such assumption and taking subject to, and Purchaser agrees to pay to Mortgagee all fees and costs to obtain such consent, not to exceed (in the aggregate) an assumption fee in the amount of one (1%) percent of the then existing Mortgage's outstanding principal balance as of the Closing Date (the "Assumption Fee"). Purchaser further agrees to pay for all recording fees, documentary stamps, intangible taxes, and the reasonable fees of the Mortgagee's counsel and the reasonable and customary costs incurred with respect to the Purchaser's assumption of the Existing Mortgage.

              (d) Seller obtaining the required estoppel certificates provided for in subparagraph 4(c)(8) above.

         B. Seller's obligations under this Agreement are subject to and contingent upon the following:

              (a) Written consent of the Mortgagee to this Agreement and to Purchaser assuming the Existing Mortgage pursuant to the terms of this Agreement;

              (b) Purchaser, pursuant to the terms of this Agreement, assuming the Existing Mortgage loan and all obligations relating thereto; and

              (c) Seller and Messrs. Malhame, Hakim and McNutt being released by the Mortgagee, under the Existing Mortgage and other documents, from all liability thereunder.

    In the event any of the conditions set forth in this Section 5(A)(a) or (b) are not satisfied or waived by Purchaser within the Due Diligence Period, Purchaser shall notify Seller and Escrow Agent in writing of the termination of this Agreement prior to the end of the final day of the Due Diligence Period. If the conditions set forth in Section 5(A)(c) or (d) of this Agreement are not satisfied or waived by Purchaser prior to Closing, Purchaser shall notify Seller and Escrow Agent in writing of the termination of this Agreement. If the conditions set forth in Section 5(B) of this Agreement are not satisfied or waived in writing by Seller prior to Closing, Seller shall notify Purchaser and Escrow Agent in writing of the termination of this Agreement. Upon timely receipt of any such notice, the Earnest Money Deposit shall be returned to Purchaser by the Escrow Agent, both Seller and Purchaser shall be released and discharged from all further obligations under this Agreement (other than those which expressly survive termination of this Agreement), and neither Seller nor Purchaser shall be subject to any claim by the other for damages of any kind.
If no such notice has been served within the time provided in this Section 5, all conditions shall be deemed to have been satisfied or waived and Purchaser's obligations to close shall be firm with respect to the conditions of this
Section 5.


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    6.   EVIDENCE OF TITLE AND SURVEY.  The following shall be obtained as evidence of Seller's title:

         (a) TITLE COMMITMENT. Seller shall, within ten (10) days after the Effective Date, deliver to Purchaser a copy of any existing owner's title insurance policy, relating to the Real Estate, then in Seller's possession or control. On or before sixty (60) days from the Effective Date, at Purchaser's expense, Purchaser shall obtain a pro forma title commitment (the "Commitment") for an ALTA Owner's Title Insurance Policy issued by a title insurance company chosen by Purchaser (the "Title Company") in the amount of the Purchase Price showing title to the Premises in Seller's name subject only to title exceptions acceptable to Purchaser which are listed on attached EXHIBIT "F" hereto ("Permitted Exceptions"). If the Commitment discloses exceptions other than the Permitted Exceptions, of if any of the Permitted Exceptions make title unmarketable (as determined in accordance with Title Standards adopted and reasonably applied by The Florida Bar and in accordance with law, Purchaser, within ten (10) business days following the date on which Purchaser received the Commitment and copies of all exceptions disclosed in the Commitment, shall deliver to Seller written notice of Purchaser's objections, if any, to such exceptions ("Unpermitted Exceptions"). If Purchaser fails to deliver such written notice or objection to Seller within such ten (10) business day period, Purchaser shall be deemed to have waived its right to object to such Unpermitted Exceptions, which shall thereafter be deemed Permitted Exceptions. In the event that Purchaser shall so object to any such Unpermitted Exceptions, Seller shall use reasonable efforts to remove prior to Closing any Unpermitted Exceptions capable of being removed solely by the payment of money and shall notify Purchaser within thirty (30) business days following the date of Purchaser's notice of such objections that either (a) the Unpermitted Exceptions (other than those capable of being removed by the payment of money) have been, or will be at or prior to Closing, removed at Seller's expense or are or will be insured over by the Title Company at no additional expense to Purchaser pursuant to an endorsement to the Commitment, provided that such insurance over is acceptable to Purchaser in Purchaser's sole discretion, or (b) Seller has failed to arrange to have the Unpermitted Exceptions removed or insured over by the Title Company. Notwithstanding anything herein to the contrary, Seller shall not be obligated to bring suit or incur a liability of more than $25,000.00 (the "Maximum Amount") to remove or cause the Title Company to insure over Unpermitted Exceptions. If Seller does not notify Purchaser that it has arranged to have the Unpermitted Exceptions removed or insured over within said thirty (30) business day period, Purchaser may elect either:

              (i) to terminate this Agreement, in which event the Earnest Money Deposit shall be returned to Purchaser as Purchaser's sole remedy hereunder; or

              (ii) to take title as it then is, which election must be made within five (5) business days following expiration of said thirty (30) business day period.

              If Purchaser does not elect to so terminate this Agreement, then:

                   (1) Purchaser shall be deemed to have agreed to accept title as it then is without any reduction in the Purchase Price;

                   (2   all Unpermitted Exceptions (other than those capable of
being removed by the payment of money not to exceed the Maximum Amount, in the aggregate) not removed from the Commitment will thenceforth be deemed Permitted Exceptions; and

                   (3)  this Agreement shall remain in full force and effect.

On the Closing Date, good and marketable title shall be conclusively presumed by, and Purchaser's obligations hereunder shall be conditioned upon, Purchaser's ability to obtain at the promulgated risk rate which shall be paid by Purchaser, an owner's title insurance policy insuring fee simple title in Purchaser as of the Closing Date, in accordance with the Commitment, subject only to the Permitted Exceptions, the general or standard exceptions for taxes for the year of Closing and the rights of tenants as tenants only, and any exceptions for liens and encumbrances created subsequent to the effective date of the Commitment with the Purchaser's specific consent.

         (b) Survey. Seller shall, within ten (10) days after the Effective Date, deliver to Purchaser a copy of any existing survey, relating to the Real Estate, then in Seller's possession or control. On or before sixty (60) days from the Effective Date, Purchaser shall obtain a survey of the Real Estate and Improvements, at Purchaser's sole cost and expense, dated no earlier than the date hereof and prepared and certified to Purchaser, made in accordance with ALTA/ACSM standards on or after the date of this Agreement by a registered Florida land surveyor ("Survey"). If the Survey shows any material encroachments over a building, set back or property line, a prohibited encroachment of a material nature over any easement or any other matter which or could in the future interfere with the use, operation or financing of the Real Estate and Improvements or render title thereto unmarketable and which are not Permitted Exceptions (collectively "Survey Defects"), Purchaser, within ten (10) days of the date it receives the Survey, may deliver to Seller written notice of those Survey Defects to which it objects, or Purchaser will be deemed to have waived any right to such objection. Seller shall have thirty (30) business days ("Survey Cure Period") from the date of receipt of Purchaser's notice of objections, if any, to cure the Survey Defects. Notwithstanding anything herein to the contrary, Seller shall not be obligated to bring suit or incur a liability of more than the Maximum Amount, in the aggregate, to cure any Survey Defect and Unpermitted Exceptions. If Seller fails to do so, Purchaser shall, within ten (10) days after the end of the Survey Cure Period, elect either to terminate this Agreement by delivering written notice thereof to Seller within said ten (10) day period, or be deemed to have accepted the Property as is. If Purchaser fails to deliver such notice of termination within the time provided,
(i) Purchaser shall be deemed to have agreed to accept the Premises as is without any reduction in the Purchase Price and (ii) this Agreement shall remain in full force and effect. All Survey Defects (a) to which Purchaser makes no objection within the time provided in this paragraph, or (b) which Seller does not cure within the Survey Cure Period, and provided Purchaser does not terminate this Agreement as permitted herein, will, in either case, thenceforth be deemed Permitted Exceptions.

    7. REPRESENTATIONS AND WARRANTIES. Seller represents and warrants that as of the date hereof and as of the Closing Date:

         (a) Seller has received no notice from any governmental authority of any pending or threatened zoning, building, fire, or health code violations or violations of other governmental requirements or regulations with respect to the Premises that have not previously been corrected, or any condemnation of the Premises. In the event Seller receives any such notice prior to the Closing Date, it will provide to Purchaser copies of any such notice. Seller agrees to use reasonable efforts to correct any matters disclosed in such notice, provided, however, that Seller shall not be obligated to expend more than the Maximum Amount, in the aggregate, in connection any or all such corrections. If any such matter cannot be corrected by Seller by Closing, Seller shall give Purchaser a credit at Closing for the amount estimated to be required to correct such matter, but in no event more than the Maximum Amount, in the aggregate. If the estimated cost to correct such matter is greater than the Maximum Amount, in the aggregate, either Seller or Purchaser may deliver written notice of termination of this Agreement to the other party, and this Agreement shall thereupon terminate and the Earnest Money Deposit shall be returned to Purchaser, unless either party agrees in writing to pay the excess required to correct such matter.

         (b) As of the date hereof, there are no leases or other agreements for occupancy in effect with respect to the Premises except for those described upon the schedule of leases and rent roll attached hereto as EXHIBIT "G" (the "Rent Roll").

         (c) Seller has received no notices from insurers of defects in the Improvements which have not been corrected.

         (d) There are no legal actions pending or threatened against the Premises known to Seller nor are there any violations of any building codes or other statutes known to Seller affecting the use, occupancy and enjoyment of the Premises.

         (e) Except as set forth in EXHIBIT "J" attached hereto, all lease commissions due with regard to the lease terms of existing tenants, all tenant improvement work, all free rent concessions and all other obligations presently due and owing from Seller to existing tenants have been paid or provisions have been made for the payment of same by Seller or credit will be given to Purchaser at Closing for any sums not yet paid by Seller. At Closing, Purchaser shall be deemed to have assumed all liabilities set forth in EXHIBIT "J."

         (f) The Schedule of Leases and Rent Roll attached hereto as EXHIBIT "G" and the list of Service Contracts attached hereto as EXHIBIT "K" are each accurate in all material respects.

         (g) Seller has heretofore delivered to Purchaser true and correct copies of the Service Contracts. To Seller's best knowledge, all of the Service Contracts are in full force and effect. Seller has not sent or received any notices of default under the Service Contracts, and, to the best of Seller's knowledge, there are no defaults or events which, with the passage of time or giving of notice, or both, could become a default under the Service Contracts. All charges under the Service Contracts have been or will be paid through the Closing Date.

         (h) There are no employment, collective bargaining, or similar agreements or arrangements between Seller or Seller's property manager and any of their respective employees that will be binding on Purchaser. Seller has no employees employed relating to the Real Estate.

         (i) All sales tax on rentals has been collected and paid to the State of Florida from the date Seller acquired the Premises through and including the Date of Closing, or will be paid by Seller prior to the time that the same becomes delinquent.

         (j) There are no agreements known to Seller for the deferral of real estate taxes or special assessments.

         (k) Seller has not received notice of any pending or threatened condemnation of all or any part of the Premises.

         (l) There is no litigation, governmental or administrative proceeding or arbitration known to Seller which is presently pending or threatened with respect to any of the Premises, except for actions which do not in any way affect the current use or operation of any of the Premises.

         (m) There are no unrecorded rights of first offer to purchase, rights of first refusal to purchase, purchase options or similar rights or contractually required consents to transfer pertaining to the Premises, that were created by virtue of the acts of Seller.

         (n) Seller is not a "foreign person" within the meaning of Paragraph 1445(f)(3) of the Internal Revenue Code.

         (o) Seller has not filed or been the subject of any filing of a petition under the Federal Bankruptcy Law or any insolvency laws, or any laws for composition of indebtedness or for the reorganization of debtors.

         (p) Seller has not received from any insurance company which carries insurance on the Premises, or any Board of Fire Underwriters, any notice of any defect or inadequacy in connection with the Premises or its operations which has not been cured.

         (q) Except as set forth on EXHIBIT "J," no brokerage commissions or other compensation created by virtue of the acts of Seller is or will be due and payable to any person, firm, corporation or other entity with respect to or on account of any of the Leases, or any renewal thereof that could be a lien against the Premises or claim against Purchaser. At Closing, the Purchaser shall be deemed to have assumed all liabilities set forth on EXHIBIT "J."

         (r) To the best of Seller's knowledge, the Existing Mortgage is in good standing and not in default and the principal balance due and owing thereon, as of the Closing Date, will be the sum of $6,800,000.00 less principal amount paid in the normal amortization of the loan and less the amounts paid the Mortgagee (if any) as a result of the sale of the Chevron Parcel), and is payable together with interest at the rate of 7.94% per annum on the basis of a 25 year amortization and matures on December 1, 2002.

         (s) Seller is a duly organized and validly existing general partnership under the laws of the State of New Jersey, and the execution and delivery of this Agreement and the transaction contemplated hereby have been duly authorized and approved by Seller.

         (t) Seller's partners and the State of organization of each, if applicable, are set forth on EXHIBIT "I" attached hereto.

         (u) To the best of Seller's knowledge, the Seller's Disclosure Documentation are accurate in all material respects.

    The representations and warranties contained in this Section 7 shall survive the Closing for a period of six (6) months, provided that any representation and warranty set forth in clause (i) of this Section shall continue as long as the State of Florida has any right to claim such taxes from Purchaser. Each such representation and warranty shall expire and terminate automatically at the expiration of the applicable time period described in the preceding sentence, except to the extent, if any, suit for breach thereof is instituted during such period in which case the representation or warranty sued upon shall survive until such time as the suit is dismissed or adjudicated.

    8. PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants to Seller that Purchaser is a duly organized and validly existing corporation under the laws of the State of Delaware and the execution and delivery of this Agreement and the transaction contemplated hereby have been duly authorized and approved by Purchaser.

    9. SELLER'S COVENANTS. Between the date of the execution of this Agreement and the Closing, Seller shall:

         (a) Maintain the Premises in its present condition, ordinary wear and tear excepted;

         (b) Use reasonable efforts to maintain all casualty, liability and hazard insurance currently in force with respect to the Premises (it is understood that the existing insurance policy will not be renewed by the insurer and that Seller is seeking replacement coverage for the Premises); and

         (c) Lease, operate, manage and enter into contracts with respect to the Premises, in substantially the same manner done by Seller prior to the date hereof, maintaining present services and sufficient supplies and equipment for the operation and maintenance of the Premises in substantially the same manner as prior to the date hereof; provided, however, that Seller shall not enter into any service contract that cannot be terminated within thirty (30) days and shall not enter into any leases with proposed tenants to lease portions of the Real Estate without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned, or delayed, provided that the terms of such proposed lease shall be at then market terms and conditions and for a term of no longer than five (5) years.

         (d) Afford Purchaser and its investment adviser, agents, and consultants, at reasonable times, continued access to the Premises to the same extent as Purchaser had and subject to the same indemnity provisions applicable during the Due Diligence Period.

         (e) Not declare any Tenant to be in default, amend or modify any lease in a manner materially adverse to Purchaser's interests without Purchaser's consent, which consent will not be unreasonably withheld, conditioned, or delayed.

    10. PRORATIONS AND ADJUSTMENTS. The following shall be prorated and adjusted between Seller and Purchaser, on a per diem basis, as of the Closing Date, except as otherwise specified:

         (a) Minimum rents and other monthly charges shall be prorated as follows: Purchaser shall receive a proration credit for all current minimum rents and monthly charges received by Seller prior to the Closing Date to the extent attributable to any period after the Closing Date. Prepaid rents and other prepaid charges shall be credited to Purchaser to the extent attributable to any period after the Closing Date. Past due rents (excluding percentage rents for the present period), past due percentage rents, past due tax contributions, past due common area maintenance, and other past due charges charged to tenants of the Premises ("Tenants") which exist at time of closing (all hereinafter collectively called "Delinquent Rents") shall not be prorated.

         (b) The amount of all unapplied security and other Tenant deposits, or other monies collected by Seller wherein the Tenant is entitled to a refund of part or all of such amount collected, and interest due thereon, if any, shall be credited to Purchaser. Seller hereby agrees that it shall remain liable to Purchaser for any security deposit or other Tenant deposits to rent due from any Tenant, except (i) where otherwise provided for in the subject Lease or (ii) where the Tenant is in default under the subject Lease, when such application is noted on the Rent Roll, or (iii) such Tenant has vacated the Premises and its security deposit has been applied against said Tenant's obligations to Seller, or (iv) where the application thereof is noted on the Rent Roll.

         (c) The amount of any other credits due Tenants, as specifically provided for in any Lease, which have not already been credited to a particular Tenant shall be credited to Purchaser. Notwithstanding the foregoing sentence, with regard to all new leases entered into subsequent to the Effective Date, which leases have been approved by Purchaser, Purchaser shall be responsible for paying all leasing commissions (not to exceed $4.00 per square foot) and all tenant improvement costs and concessions agreed to be paid for by landlord pursuant to the terms of such Purchaser approved lease.

         (d) Percentage rents shall be prorated as follows: If Seller has received any monthly, quarterly, or other advance payments of percentage rent for a Tenant's fiscal year ending after the Closing Date, the aggregate amount of such payments shall be credited to Purchaser at Closing. For each Tenant paying percentage rent, at the end of the Tenant's fiscal year within thirty
(30) days, after the Tenant has paid percentage rent to Purchaser based on such Tenant's 1996 certified sales, Purchaser shall deliver written notice thereof to Seller along with copies of all supporting information provided by the Tenant and simultaneously therewith Purchaser shall pay to Seller, net of management fees, an amount determined by multiplying the percentage rent paid by a Tenant by a fraction, the numerator of which shall be the number of days during that Tenant's fiscal year for purposes of calculating percentage rent and for which the percentage rent is being paid that the Seller owned the Premises and the denominator of which shall be 365. If the Tenant paying percentage rent pays same based upon a reporting period of other than 365 days, then the figure used as the denominator in the formula provided above shall be the number of days in that Tenant's reporting period rather than 365 days. Purchaser shall exercise after Closing its reasonable efforts to collect all percentage rents to which Seller is entitled to a portion thereof.

         (e) Should the Leases, or certain of the Leases, contain a provision obligating the Tenant thereunder to pay to the Landlord under the Lease, subsequent to the end of each calendar year, a portion of the real property taxes, assessments, common area maintenance costs, insurance, or operating costs required to be paid by Seller, excluding advertising and promotion costs (the "Tenant's Contribution"), the Tenant's Contribution relating to the calendar year in which the Closing Date occurred shall be prorated on a Tenant by Tenant basis and on an expense occurred basis. Purchaser shall pay to Seller, or Seller shall pay to Purchaser, as the case may be, within forty-five (45) days of the date of receipt of such sums, an amount determined by multiplying the Tenant's Contribution paid by a Tenant by a fraction, the numerator of which shall be the total expenses paid by Seller prior to the Closing Date, and the denominator of which shall be the total expenses incurred for 1996. It is the intent of Seller and Purchaser that all Tenant Contributions collected by Purchaser from Tenants for the period prior to Closing shall be retained by Purchaser and all Tenant Contributions collected by Seller from Tenants for the period after Closing shall be retained by Seller and that after Closing Seller and Purchaser shall adjust and pay each other the amounts necessary to recover any surplus or deficiency in accordance with the underlying actual cost figures as they become known.

For example, if the Closing Date occurs on June 30, 1996, and at such date common area maintenance costs, real property taxes, insurance, and operating expenses paid by the Seller total $100,000, of which Seller has received $100,000 from Tenants, and on December 31, 1996, such expenses total $300,000, of which Purchaser has received $150,000 from Tenants, the proration would be calculated as follows, such calculation to be performed on a Tenant by Tenant basis:

                              Purchaser           Seller         Total

    Total Expenses           200,000             100,000        300,000
    Recovery Amount
         270,000
    Prorated                 x 2/3               x 1/3
                             180,000             90,000         270,000
    Received                 150,000             100,000        250,000
                             -------             -------        -------4
    Due from Tenants         20,000
    Due from Seller                              10,000

In the event Purchaser has not collected such Tenant's Contribution within ninety (90) days after the Tenant's Contribution is billed to Tenant, and is not then making a good faith effort to collect the same, Seller shall have the right to pursue collection of Tenant's Contribution. Tenant's Contribution collected by either party shall be prorated between Purchaser and Seller as provided in this paragraph 9(e) after payment of reasonable costs of collection. In the event Seller has collected Tenant's Contribution prior to the Closing for any portion of the year 1996, Purchaser shall be credited at Closing with the portion, if any, of the Tenant's Contribution so collected applicable to the period after the Closing Date.

         (f) Prepaid premiums under any assigned insurance policies shall be credited to Seller.

         (g) Amounts paid or payable under assigned Service Contracts shall be prorated.

         (h) Accrued general real estate, personal property, and ad valorem taxes for the current year shall be prorated on the basis of bills, if available prior to Closing. If such bills are not available, then such taxes shall be prorated on the basis of the most recent ascertainable taxes for the Premises (based on the maximum discount amount, then available at the time of Closing, for early payment) and promptly reprorated upon the issuance of final bills therefor and any amounts due from one party to the other shall be paid in cash at that time.

         (i) Special assessments which are certified or become a lien prior to Closing and pending special assessments in which the work has been substantially completed prior to Closing shall be credited to Purchaser at Closing. All other pending liens for special assessments, the Purchaser shall take subject to.

         (j) Commissions of leasing and rental agents for any Lease entered into before the Closing Date shall be paid exclusively by Seller at or prior to Closing, pursuant to the terms relating to such payment, except for those shown on EXHIBIT "J" or as described in Section 10(c) above which shall be assumed by Purchaser.

         (k) The amount of any unused maintenance reserve shall be credited to Purchaser.

         (l) Such other items and expenses that are customarily prorated in transactions of this nature shall be prorated, provided that such amounts shall be reprorated upon receipt of the actual bills. If possible, Seller will assign its utility deposits to Purchaser and receive a credit therefor.

         (m) Seller shall pay over to Purchaser all unpaid funds, if any, collected by Seller from Tenants, to be used for promotion of the Real Estate and Improvements.

         (n) Interest on the Existing Mortgage as of the Closing Date, and Purchaser shall be charged with, and Seller shall be credited with, all amounts held by the Mortgagee, as of the Closing Date, for tax, insurance, or other escrow purposes.

    In all instances in Section 10 hereinabove where Purchaser, after the Closing, collects monies from Tenants and the Seller is entitled to all or a portion thereof, Purchaser shall pay to Seller, within thirty (30) days from date of receipt by Purchaser, those sums to which the Seller is entitled to receive in accordance with the provisions of Section 10 hereinabove.

    As to the Delinquent Rents, after the Closing Purchaser shall, upon Seller's written request, assign to Seller Purchaser's interest in Delinquent Rents for the purpose of collection (which may include the filing of any lawsuit). If Seller intends to commence litigation in connection with such collection, Seller shall give Purchaser written notice of such intention prior to actually filing such litigation. If Purchaser attempts collection, Purchaser shall be entitled to recover from Seller all reasonable costs and expenses of such action against a delinquent Tenant that are not recovered and collected from such delinquent Tenant. Any Delinquent Rents collected by the Purchaser shall first be applied toward payment of costs of collection, then to current rent and other obligations due the Purchaser and, thereafter, said sum shall be applied to Delinquent Rents owed by that Tenant, with the earliest Delinquent Rents being paid first. At any time after six (6) months following the Closing, Seller shall have the right to pursue collections of such Delinquent Rents, and shall apply any Delinquent Rents collected first toward payment of the reasonable costs of collection, then to Delinquent Rents with the earliest Delinquent Rents being paid first and thereafter to rents due Purchaser from the Tenant owing such Delinquent Rents only through the month of the Closing.
Seller and Purchaser agree to make end of year adjustments to the foregoing prorations, where the amounts prorated are based upon estimates as opposed to actual figures, said adjustments to be made within forty five (45) days of the date when the actual figures are available and based on actual collections.

    At Closing and for up to three (3) years after Closing, Seller shall direct the then property manager (the "Then Property Manager") to make available at the offices of the Then Property Manager, all contracts, leases and leasing correspondence, receipts for deposits, financial reports, billings to tenants, invoices from vendors, and unpaid bills which pertain to the Premises, together with all advertising materials, booklets, and keys, if any, used in the operation of the Premises. Seller makes no representations regarding the existence or adequacy of such documents or items for use in management or operation of the Premises. The foregoing shall not include the separate books, records, correspondence and other documentation of Seller relating exclusively to Seller's other properties located at its offices.

    For purposes of calculating prorations, Purchaser shall be deemed to be in title to the Premises, and therefore entitled to the income therefrom and responsible for the expenses thereof, for the entire day upon which the Closing is completed. All such prorations shall be made on the basis of the actual number of days of the year and months which shall have elapsed as of the Closing Date. The amount of such prorations shall be adjusted in cash at or after Closing, as and when complete and accurate information becomes available and, as, and when the cash has been collected, if applicable. If such information is not available as of the Closing, Seller and Purchaser agree to prorate based on a reasonable estimate of such taxes and to cooperate and use their best efforts to make such adjustments no later than thirty (30) days after such figures become available to Purchaser and Seller. Bills received after Closing which relate to expenses incurred, services performed, or other amounts allocable to the period prior to the Closing Date shall be paid by Seller. If any claim is asserted against Purchaser or the Premises or any liability is incurred by Purchaser or the Premises at any time subsequent to the Closing Date, which was not adjusted hereunder, and, if any such claim or liability is based upon or arises out of any occurrence or state of facts or any act or omission of Seller existing at any time from the date Seller acquired the Premises to the Closing Date, Seller shall satisfy such claim or liability and shall indemnify, defend, protect, and hold Purchaser and the Premises harmless therefrom and from any costs and expenses (including without limitation reasonable attorneys' fees) incurred by Purchaser in connection therewith. All items paid or credited to Seller in connection with this section shall be paid net of management fees applicable to those funds so collected and sales taxes and any other costs of collection incurred by the Purchaser. If any claim is asserted against Seller or any liability is incurred by Seller at any time subsequent to the Closing Date, which was not adjusted hereunder, and if any such claim or liability is based upon or arises out of any occurrence or state of facts occurring after the Closing Date or as a result of any act of the Purchaser, Purchaser shall satisfy such liability and shall indemnify, defend, protect, and hold Seller harmless therefrom and from any costs and expenses (including without limitation reasonable attorneys' fees) incurred by Seller in connect therewith.

    11. TRANSFER TAXES; TITLE CHARGES; AND OTHER EXPENSES. Seller and Purchaser agree to execute any real estate transfer declarations required by the state, county or municipality in which the Real Estate is located. Seller shall pay the cost of any state or county deed or transfer taxes and surtax.
Purchaser shall pay the cost of recording the instruments of conveyance, the Assumption Fee, all documentary stamps, intangible taxes, recording fees, and the reasonable fees of Mortgagee's counsel and other reasonable and customary costs with respect to the assumption. If the transaction is terminated by either party on account of default by the other, the defaulting party shall pay all title examination and search costs billed by the Title Company. Each party shall pay its own attorneys' fees except as otherwise provided in this Agreement.

    12. RISK OF LOSS. Except as provided in any indemnity provision of this Agreement, Seller shall bear all risk of loss with respect to the Premises up to the earlier of the dates upon which either possession or title is transferred to Purchaser in accordance with this Agreement. Notwithstanding the foregoing, in the event of damage to the Premises by fire or other casualty prior to the Closing Date, the repair of which would cost less than $250,000.00 (as determined by Purchaser in good faith), Purchaser shall not have the right to terminate its obligations under this Agreement by reason thereof, but Seller shall have the right to elect to either repair and restore the Premises or to assign and transfer to Purchaser on the Closing Date all of Seller's right, title, and interest in and to all insurance proceeds paid or payable to Seller on account of such fire or casualty, provided that such proceeds and any deductible, which shall be paid to Purchaser or credited against the Purchase Price, are sufficient to repair or restore the Premises. Seller shall promptly notify Purchaser in writing of any such fire or other casualty and Seller's determination of the cost to repair the damage caused thereby. In the event of damage to the Premises by fire or other casualty prior to the Closing Date, repair of which would cost in excess of $250,000.00 (as determined by Purchaser in good faith), then this Agreement may be terminated at the option of Purchaser, which option shall be exercised, if at all, by Purchaser's written notice thereof to Seller within twenty (20) business days after Purchaser receives written notice of such fire or other casualty and Purchaser's determination of the amount of such damages, and upon the exercise of such option by Purchaser this Agreement shall become null and void, the Earnest Money deposit shall be returned to Purchaser, and neither party shall have any further liability or obligations hereunder. If Purchaser does not so elect to terminate, then Purchaser shall not have the right to terminate this Agreement and Seller shall assign and transfer to Purchaser on the Closing Date all of Seller's right, title, and interest in and to all insurance proceeds paid or payable to Seller on account of such fire or casualty, together with the amount of any deductible, and Seller shall have no obligation to repair or restore the Premises.

    13. CONDEMNATION. In the event between the date of this Agreement and the Closing Date, any condemnation or eminent domain proceedings are initiated which might result in the taking of any part of the Real Estate or the Improvements or the taking or closing of any right of access to the Premises or the termination of any lease of an Anchor Lease or Required Tenant, Purchaser may:

         (a)  terminate this Agreement by written notice to Seller; or

         (b) proceed with the Closing, in which event Seller shall assign to Purchaser all of Seller's right, title, and interest in and to any award made in connection with such condemnation or eminent domain proceedings.

    Seller shall immediately notify Purchaser in writing of the commencement or occurrence of any condemnation or eminent domain proceedings. If such proceedings would result in the taking of any of the Real Estate or the Improvements or the taking or closing of any right of access to the Premises, or the termination of any Anchor Lease or Required Lease, Purchaser shall then notify Seller, within twenty (20) days of Purchaser's receipt of Seller's Notice, whether Purchaser elects to exercise its rights under subparagraph (a) or subparagraph (b) of this section 13. Closing shall be delayed, if necessary, until Purchaser makes such election. If Purchaser fails to make an election within such twenty (20) day period, Purchaser shall be deemed to have elected to exercise its rights under subparagraph (b) and closing shall be delayed, if necessary, until the later to occur of (i) the Closing Date or (ii) twenty (20) days after the expiration of the twenty (20) day period.

    14. DEFAULT. If this transaction is not consummated by reason of a default by Purchaser hereunder, then Seller shall retain the Earnest Money Deposit as full compensation for its damages and as it sole remedy. If this transaction is not consummated by reason of a default by Seller hereunder, Purchaser shall have the right to: (a) declare this Agreement terminated, in which event the Earnest Money Deposit shall be returned to Purchaser or (b) seek specific performance of this Agreement.

    15. NOTICE. All notices required or permitted hereunder shall be in writing and shall be served on the Parties at the following address:

    If to Purchaser:         Basic Acquisitions, Inc.
                             7850 N.W. 146th Street, Suite 308
                             Miami Lakes, Florida  33016
                             Attn:  Carl K. Maynard, President
                             Facsimile:  (305) 825-9681

    With a Copy to:          Morton P. Brown, Esquire
                             Fowler, White, Burnett, Hurley,
                             Banick & Strickroot
                             100 Southeast Second Street
                             17th Floor
                             Miami, Florida 33131-1101
                             Facsimile: (305) 789-9201

    If to Seller:            Miami Gardens Associates, a New Jersey general
                             partnership
                             c/o Brad McNutt
                             Stiles Realty
                             6400 N. Andrews Avenue
                             Ft. Lauderdale, Florida 33309-2114
                             Facsimile: (305) 771-0416

    With Copies to:          Neil Platock, Esq.
                             Honigman, Miller, Schwartz & Cohn
                             222 Lakeview Avenue, Suite 800
                             West Palm Beach, Florida  33401
                             Facsimile:  (407) 832-3036

Any such notices may be sent by (a) certified mail, return receipt requested, in which case notice shall be deemed delivered three business days after deposit, postage prepaid in the U.S. mail or (b) a nationally recognized overnight courier, in which case notice shall be deemed delivered one business day after deposit with such courier or (c) facsimile transmission, in which case notice shall be deemed delivered upon electronic verification that transmission to recipient was completed. The above addresses and facsimile numbers may be changed by written notice to the other party; provided that no notice of a change of address or facsimile number shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

    16.  TIME OF ESSENCE.  Time is of the essence of this Agreement.

    17. GOVERNING LAW. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of Florida.

    18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    19. CAPTIONS. The captions in this Agreement are inserted for convenience of reference and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

    20. ASSIGNABILITY. Purchaser may assign its rights under this Agreement without the prior written consent of Seller, provided, however, that: (a) the original Purchaser shall remain liable for the performance of all of Purchaser's obligations hereunder; (b) Seller shall incur no additional expenses on account of such assignment; and (c) Purchaser shall disclose the identity of such assignee to Seller, and shall supply to Seller all information regarding such assignee as may be reasonably requested by Seller, not later than ten (10) business days prior to the closing of this transaction. Notwithstanding the immediately preceding sentence, clause (c) thereof will not be applicable to any assignment of Purchaser's rights under this Agreement if such assignment is to an entity affiliated with Purchaser or any of Purchaser's principals.

    21. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

    22. MODIFICATIONS; WAIVER. No waiver, modification amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge, or change is sought.

    23. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations or statements, oral or written, are superseded hereby.

    24. PARTIAL INVALIDITY. Any provision of this Agreement which is unenforceable or invalid or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement shall be of no effect, but all the remaining provisions of this Agreement shall remain in full force and effect.

    25. SURVIVAL. The obligations of Seller and Purchaser under this Agreement which are expressly or impliedly intended to survive Closing shall survive the Closing of this transaction. The indemnity provisions under this Agreement shall survive the termination of this Agreement.

    26. NO THIRD-PARTY RIGHTS. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

    27. FURTHER ACTIONS. The parties hereto agree that should any act or actions of any party hereto be reasonably required to be performed after the Closing, to carry out the intention of this Agreement, said party will perform same upon request of the other party.

    28. BROKER. Seller and Purchaser represent each to the other that each has had no dealings with any broker, finder or other party concerning Purchaser's purchase of the Premises except Stiles Realty ("Stiles") and Maynard Rich/Abraham, Inc. ("Maynard") (Maynard and Stiles collectively the "Brokers"). Seller agrees to pay a commission to Brokers as separately agreed between Seller and Brokers. Seller and Purchaser each hereby agrees to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorney's fees) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party except Broker. The representations and warranties contained in this section 28 shall survive the Closing or the termination of this Agreement.

    29. EFFECTIVE DATE. For purposes of calculation of all time periods within which Seller or Purchaser must act or respond as herein described, all phrases such as "the date of this Agreement", "the date of execution of this Agreement" or any other like phrase referring to the date of the Agreement, shall mean and refer to the Effective Date of this Agreement as described in the first sentence of page 1 hereof, which shall be the date when the last of the Seller and Purchaser have executed this Agreement.

    30. NO RECORDING. Seller and Purchaser agree that neither this Agreement nor any memorandum thereof shall be recorded.

    31. TERMINATION OF EXISTING MANAGEMENT AND EMPLOYEE CONTRACTS. On or before the expiration of the Due Diligence Period, Purchaser shall advise Seller, in writing, which of the Service Contracts it intends to assume and which Purchaser requests that Seller terminate on or before the Closing Date. Within ten (10) business days after receipt of Purchaser's notice, Seller shall advise Purchaser in writing whether any Service Contracts Purchaser has requested Seller to terminate cannot be terminated prior to Closing or can be terminated prior to Closing only with the payment of a fee or penalty and:

         (a) with respect to those Service Contracts which cannot be terminated, Purchaser shall advise Seller in writing, within five (5) business days of receipt of Seller's notice, that Purchaser has either agreed to assume such Service Contracts or has elected to terminate this Agreement in which latter instance, the Earnest Money Deposit shall be returned to Purchaser and neither Seller nor Purchaser shall have any further liability to the other; and

         (b) with respect to those Service Contracts which can be terminated prior to the Closing, but only with the payment of a fee or penalty which Seller does not agree to pay, Purchaser shall advise Seller in writing, within five (5) business days of receipt of Seller's notice, that Purchaser has either agreed to pay the termination fee or penalty or has elected to terminate this Agreement, in which latter instance the Earnest Money Deposit shall be returned to Purchaser and neither party shall have any further liability to the other.

    On or before the Closing Date, Seller shall terminate all of its employees of the Premises and all contracts related to the management and operation of the Premises (other than the Service Contracts which

Purchaser has elected to assume in the manner provided herein), including, without limitation, any property management and leasing agreements together with such releases and other evidence and assurances that Purchaser shall have no liability with respect to any such terminated employees and contracts (other than the Service Contracts which Purchaser has elected to assume in the manner herein provided) except as set forth hereinabove with respect to termination fees or penalties to be paid by Purchaser in connection with the termination of Service Contracts. Seller shall defend, indemnify and hold Purchaser harmless from any claims or damages arising from terminated Service Contracts (unless pursuant to the terms of the Service Contract in question such Service Contract may not be terminated or unless and to the extent Purchaser is obligated to pay a termination fee or penalty in connection with the termination of a Service Contract as set forth above) or from any claims of employees of Seller whose employment was not continued after the Closing Date. Seller's obligations relating to former employees and Purchaser's obligations with respect to the payment of termination fees or penalties as hereinabove provided shall survive the Closing.

    32. ADDITIONAL CLOSING CONTINGENCIES. The Closing and the obligation of Purchaser to close this Agreement shall, in addition to any other conditions, be conditioned expressly on the satisfaction of the following conditions as of the Closing Date:

         (a) The representations and warranties of Seller contained in this Agreement shall be true, correct, and complete in all material respects and shall also be true, correct, and complete in all material respects as of the Closing Date as if made on and as of such date.

         (b) Each of the agreements to be performed by Seller on or prior to the Closing Date pursuant to the terms of this Agreement shall have been performed in all material respects.

         (c) At the time of Closing (i) all of the now existing tenants, as shown on the Rent Roll, shall be open for business and conducting their regular business operations in their respective stores at the Premises, and (ii) none of such tenants shall have given notice of their intention to (A) close any such stores or (B) materially reduce the hours during which any such stores are normally open or otherwise change the manner of operation of any such stores, in either case in any material respect. The immediately preceding sentence shall not be applicable to leaseable space within the Premises of less than 4,000 square feet in the aggregate which may be vacant (for purposes hereof, the term "vacant" shall mean all vacant store(s) within the Premises, any existing tenant which materially reduced [or has given Seller notice of its intention to reduce] the hours during which any such tenant normally maintains store hours or otherwise materially changes [or has given Seller notice of its intention to materially change] the manner of operation of any such stores, and tenants which have given notice to Seller of its intention to close its store).

         (d) Seller and Purchaser shall deliver an executed escrow agreement (the "Escrow Agreement"), in form and content reasonably acceptable to Seller and Purchaser. The Escrow Agreement shall provide, among other things, that at Closing Seller shall deliver to the Escrow Agent the sum of $150,000.00 (the "Escrow Deposit") which shall be held by the Escrow Agent in an interest bearing account. At any time prior to Closing, Seller and BellSouth Mobility, Inc. or its affiliate or designee ("BellSouth") may enter into an option and lease agreement (with a minimum net rent of $16,000 per year and lease term of not less than five years) substantially in form attached hereto ("BellSouth Lease"), and/or Seller and Majorco, L.P., or its affiliate or designee ("Sprint") may enter into an option and lease agreement in a form to be approved by Seller and Purchaser, which approval shall not be unreasonably withheld or delayed ("Sprint Lease"), failing which Purchaser will use reasonable efforts to enter into the BellSouth Lease and/or the Sprint Lease, as requested by Seller, for a period of ninety (90) days after Closing. Should BellSouth not execute the BellSouth Lease or BellSouth does not exercise its option to lease the premises, the Sprint Lease shall be in form and content substantially similar to the BellSouth Lease and shall require a minimum net rent paid to Purchaser of $16,000 per year and a lease term of not less than five years. The BellSouth Lease and, once approved by Seller and Purchaser, the Sprint Lease may not be modified without Purchaser's consent which such consent will not be unreasonably withheld or delayed, except that Seller's consent shall not be required once the Escrow Deposit is disbursed as hereinafter provided. The improvements to be constructed by BellSouth or Sprint shall be in accordance with the terms and conditions of the BellSouth Lease or Sprint Lease, as applicable, at the sole cost and expense of BellSouth or Sprint, respectively. All plans and specifications required to be submitted to Seller pursuant to the BellSouth Lease or Sprint Lease, as applicable, shall be submitted to Purchaser for approval, which such approval shall not be unreasonably withheld or delayed, keeping in mind the time frames, if any, set forth in the BellSouth Lease or Sprint Lease, as applicable. In the event BellSouth does not enter into the BellSouth Lease within ninety (90) days after the Closing Date and/or Sprint does not enter into the Sprint Lease within ninety (90) days after the Closing Date, the Escrow Agent shall deliver the Escrow Deposit and the interest earned thereon to the Purchaser. In the event Seller or Purchaser and BellSouth enter into the BellSouth Lease, or Seller or Purchaser and Sprint enter into the Sprint Lease at any time between the date of this Agreement and ninety (90) days after the Closing Date, and either BellSouth or Sprint exercises its option to lease the premises therein described prior to the expiration of four hundred fifty-five (455) days after the Closing, the Escrow Agent shall deliver the Escrow Deposit and the interest earned thereon to the Seller, and if such option is not exercised within the time period, then the Escrow Agent shall deliver the Escrow Deposit and the interest earned thereon to the Purchaser. Should as a result of the BellSouth Lease and/or the Sprint Lease any option fee(s) be paid by BellSouth and/or Sprint any option fee(s) paid prior to Closing shall be paid to the Seller without any accounting therefor to the Purchaser, however, any option fee(s) paid after Closing shall be paid to the Purchaser without any accounting therefor to the Seller.

Purchaser shall have the right to waive any condition of its obligations under this Agreement, provided that any such waiver shall be in writing. The Closing of the transaction contemplated by this Agreement shall constitute a waiver of any unsatisfied closing condition provided that no such waiver shall release either party from its liability under the representations and warranties it has made in this Agreement.

    33. UTILITY CUT-OFF. Purchaser and Seller shall coordinate to have all utility meters read immediately prior to the Closing and to transfer all utilities to the Purchaser as of the Closing Date. Purchaser shall pay whatever utility deposits that may be required and Seller shall be entitled to receive from the various utility companies a return of any of its existing utility deposits.

    34. RADON GAS. The following notification is hereby given pursuant to Florida Statutes Section 404.056(7) (1993):

         RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

    35. LITIGATION. In the event of litigation, including but not limited to appeals, between the parties with respect to this Agreement, the performance of the obligations hereunder or the effect of a termination under this Agreement, the losing party shall pay all costs and expenses incurred by the prevailing party in connection with such litigation, including reasonable attorneys' fees. Notwithstanding any provision of this Agreement to the contrary, the obligations of the parties under this Section 35 shall survive termination of this Agreement.

    36. DATES. If any date herein set forth for the performance of any obligations by Seller or Purchaser or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term "legal holiday" means any state or federal holiday for which financial institutions or post offices are generally closed in the State of Florida for observance thereof. As used in this Agreement, the term "business day" means a day other than a Saturday, Sunday or legal holiday.

    37. PREPARATION OF AGREEMENT. The Seller and Purchaser have participated equally in the drafting and preparation of this Agreement, and it shall not be construed against either party on the basis that that party drafted the Agreement.

    38. LIKE-KIND EXCHANGE. At the request of Seller, the Purchaser shall, at no cost or expense to the Purchaser, cooperate with Seller if Seller desires to effectuate the sale of the Premises to Purchaser as a "like-kind" exchange pursuant to Section 1031 of the United States Internal Revenue Code.



                                        -19a-

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Witnesseth:


/s/ illegible                          MIAMI GARDENS ASSOCIATES,
-------------------                    a New Jersey general partnership
                                       By: Garden Square Associates, L.P., a
/s/ illegible                              Delaware
-------------------                        limited partnership, as general
As to Seller                               partner
                                           By: Englewood Gardens, Inc., a
                                               Florida corporation,
                                               as sole general partner

                                               By: /s/ illegible
                                                  ------------------------
                                               Print Name: illegible
                                                          ----------------
                                               Title: Pres.
                                                     ---------------------

Witnesseth:

/s/ illegible                          BASIC ACQUISITIONS, INC.,
-------------------                    a Delaware corporation

/s/ illegible
-------------------                    By: /s/ illegible
As to Purchaser                            -------------------------------
                                       Print Name: illegible
                                                   -----------------------
                                       Title: V.P.
                                             -----------------------------

As Escrow Agent, we hereby acknowledge receipt of the Initial Deposit pursuant to the Real Estate Purchase and Sale Agreement and agree to be bound by and comply with all provisions of this Agreement which relate to the Earnest Money Deposit and Escrow Agreement.

DATED this 24 day of July, 1996.


                                       ESCROW AGENT:

                                       FOWLER, WHITE, BURNETT, HURLEY,
                                         BANICK & STRICKROOT, P.A.



                                       By: /s/ Morton P. Brown
                                          --------------------------------
                                            Morton P. Brown